New York Mortgage Trust Reports
Second Quarter 2024 Results

NEW YORK, July 31, 2024 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and six months ended June 30, 2024.

Summary of Second Quarter 2024:
(dollar amounts in thousands, except per share data)

Net loss attributable to Company's common stockholders	$(26,028)
Net loss attributable to Company's common stockholders per share (basic)	$(0.29)
Undepreciated loss (1)	$(22,330)
Undepreciated loss per common share (1)	$(0.25)
Comprehensive loss attributable to Company's common stockholders	$(26,028)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.29)
Yield on average interest earning assets (1) (2)	6.46%
Interest income	$90,775
Interest expense	$71,731
Net interest income	$19,044
Net interest spread (1) (3)	1.33%
Book value per common share at the end of the period	$9.69
Adjusted book value per common share at the end of the period (1)	$11.02
Economic return on book value (4)	(3.13)%
Economic return on adjusted book value (5)	(2.52)%
Dividends per common share	$0.20

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Investing Activities

•Purchased approximately $467.5 million of Agency RMBS with an average coupon of 6.00%.

•Purchased approximately $420.7 million in residential loans with an average gross coupon of 10.42%.

Financing Activities

•Completed a securitization of business purpose loans, resulting in approximately $241.6 million in net proceeds to us after deducting expenses associated with the transaction. We utilized a portion of the net proceeds to repay approximately $163.6 million on outstanding repurchase agreements related to residential loans.

•Repurchased 587,347 shares of common stock for approximately $3.5 million at an accretive average repurchase price of $5.95 per common share.

•Completed the issuance of $60.0 million of 9.125% Senior Notes due 2029 in an underwritten public offering at par, resulting in approximately $57.5 million in net proceeds to us after deducting the underwriters' discount and commissions and estimated offering expenses.

Management Overview

Jason Serrano, Chief Executive Officer, commented: "Recent interest rate market activity is falling in line with moderating inflation and an expected slowing of the economy, as evidenced by a 29 basis point decline in the 2-year Treasury yield from its second quarter peak. In anticipation of these events, we continued our capital rotation plan to divest from lower current yield portfolio assets while simultaneously utilizing excess liquidity to raise Company recurring income. This resulted in second quarter Adjusted Interest Income of $84 million, a 63% increase from the same period in 2023. With potential excess liquidity of $424 million, or 42% of NYMT’s market capitalization at the end of the second quarter, we are focused on meaningfully raising current income in subsequent quarters.

We are excited about the opportunity for continued portfolio growth while also optimizing expenses over the second half of 2024. We seek to maintain flexibility by remaining short duration in credit assets and liquid in Agency RMBS to capture investment opportunities if a distressed market environment materializes. We believe that the flexibility provided by our excess liquidity and portfolio composition in shifting market conditions will be vital to Company outperformance over the coming years."

Capital Allocation

The following table sets forth, by investment category, our allocated capital at June 30, 2024 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,503,191	$—	$—	$3,503,191
Consolidated SLST CDOs	(844,032)	—	—	(844,032)
Investment securities available for sale	2,672,079	—	—	2,672,079
Multi-family loans	—	92,997	—	92,997
Equity investments	—	104,071	38,844	142,915
Equity investments in consolidated multi-family properties (2)	—	171,406	—	171,406
Equity investments in disposal group held for sale (3)	—	30,434	—	30,434
Single-family rental properties	147,494	—	—	147,494
Total investment portfolio carrying value	5,478,732	398,908	38,844	5,916,484
Liabilities:
Repurchase agreements	(2,952,289)	—	—	(2,952,289)
Residential loan securitization CDOs	(1,705,468)	—	—	(1,705,468)
Senior unsecured notes	—	—	(158,492)	(158,492)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	127,343	—	232,439	359,782
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	—	(44,053)	—	(44,053)
Other	98,617	(2,753)	(34,918)	60,946
Net Company capital allocated	$1,046,935	$352,102	$32,873	$1,431,910

Company Recourse Leverage Ratio (5)				2.1	x
Portfolio Recourse Leverage Ratio (6)				2.0	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2024 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $156.0 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(3)Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements.
(4)Excludes cash in the amount of $13.5 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $132.6 million is included in the Company's accompanying condensed consolidated balance sheets in other assets.
(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Does not include non-recourse repurchase agreement financing amounting to $78.2 million, Consolidated SLST CDOs amounting to $844.0 million, residential loan securitization CDOs amounting to $1.7 billion and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $923.3 million as they are non-recourse debt.

(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended June 30, 2024 (dollar amounts in thousands):

Three Months Ended June 30, 2024

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$81,315	$2,708	$—	$84,023
Adjusted Interest Expense (1)	(53,051)	—	(3,638)	(56,689)
Adjusted Net Interest Income (Loss) (1)	$28,264	$2,708	$(3,638)	$27,334

Average Interest Earning Assets (3)	$5,103,593	$96,373	$1,000	$5,200,966
Average Interest Bearing Liabilities (4)	$4,226,917	$—	$220,697	$4,447,614

Yield on Average Interest Earning Assets (1) (5)	6.37%	11.30%	—	6.46%
Average Financing Cost (1) (6)	(5.05)%	—	(6.63)%	(5.13)%
Net Interest Spread (1) (7)	1.32%	11.30%	(6.63)%	1.33%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's condensed consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding, among other things, the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income.

Conference Call

On Thursday, August 1, 2024 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and six months ended June 30, 2024. To access the conference call, please pre-register at https://register.vevent.com/register/BI780b4ce9b0da43789a505242d156dd79. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com or at https://edge.media-server.com/mmc/p/chhjmhi9/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Second quarter 2024 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which is expected to be filed with the Securities and Exchange Commission on or about August 2, 2024. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally-managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments; “Multi-Family” portfolio includes multi-family CMBS, Mezzanine Lending and certain equity investments in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it, including the disposition over time of its joint venture equity investments; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying the Company's investments; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Residential loans, at fair value	$3,503,191	$3,084,303
Investment securities available for sale, at fair value	2,672,079	2,013,817
Multi-family loans, at fair value	92,997	95,792
Equity investments, at fair value	142,915	147,116
Cash and cash equivalents	235,514	187,107
Real estate, net	879,931	1,131,819
Assets of disposal group held for sale	373,538	426,017
Other assets	328,718	315,357
Total Assets (1)	$8,228,883	$7,401,328
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$2,952,289	$2,471,113
Collateralized debt obligations ($1,577,111 at fair value and $972,389 at amortized cost, net as of June 30, 2024 and $593,737 at fair value and $1,276,780 at amortized cost, net as of December 31, 2023)	2,549,500	1,870,517
Senior unsecured notes ($60,000 at fair value and $98,492 at amortized cost, net as of June 30, 2024 and $98,111 at amortized cost, net as of December 31, 2023)	158,492	98,111
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	592,919	784,421
Liabilities of disposal group held for sale	340,138	386,024
Other liabilities	125,794	118,016
Total liabilities (1)	6,764,132	5,773,202

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	23,088	28,061

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,164,414 shares issued and outstanding ($554,110 aggregate liquidation preference)	535,445	535,445
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,592,065 and 90,675,403 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	906	907
Additional paid-in capital	2,280,664	2,297,081
Accumulated other comprehensive loss	—	(4)
Accumulated deficit	(1,385,105)	(1,253,817)
Company's stockholders' equity	1,431,910	1,579,612
Non-controlling interests	9,753	20,453
Total equity	1,441,663	1,600,065
Total Liabilities and Equity	$8,228,883	$7,401,328
(1)Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of June 30, 2024 and December 31, 2023, assets of consolidated VIEs totaled $4,131,681 and $3,816,777, respectively, and the liabilities of consolidated VIEs totaled $3,518,769 and $3,076,818, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
NET INTEREST INCOME:
Interest income	$90,775	$57,540	$174,666	$114,676
Interest expense	71,731	42,404	137,759	81,739
Total net interest income	19,044	15,136	36,907	32,937

NET LOSS FROM REAL ESTATE:
Rental income	30,817	36,970	63,971	73,251
Other real estate income	5,649	7,806	10,572	13,270
Total income from real estate	36,466	44,776	74,543	86,521
Interest expense, mortgages payable on real estate	16,551	24,075	37,320	46,554
Depreciation and amortization	12,235	6,128	24,811	12,167
Other real estate expenses	20,786	22,328	41,885	44,508
Total expenses related to real estate	49,572	52,531	104,016	103,229
Total net loss from real estate	(13,106)	(7,755)	(29,473)	(16,708)

OTHER (LOSS) INCOME:
Realized (losses) gains, net	(7,491)	378	(18,024)	1,459
Unrealized (losses) gains, net	(16,512)	(27,294)	(55,902)	5,557
Gains on derivative instruments, net	15,471	21,573	64,682	17,211
Income from equity investments	6,108	2,656	3,973	7,168
Impairment of real estate	(4,071)	(16,864)	(40,319)	(27,139)
Loss on reclassification of disposal group	—	—	(14,636)	—
Other income (loss)	415	297	(3,175)	1,574
Total other (loss) income	(6,080)	(19,254)	(63,401)	5,830

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	11,648	13,316	24,703	25,999
Portfolio operating expenses	7,399	5,649	15,141	12,721
Debt issuance costs	4,552	—	8,098	—
Total general, administrative and operating expenses	23,599	18,965	47,942	38,720

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(23,741)	(30,838)	(103,909)	(16,661)
Income tax expense (benefit)	342	(18)	232	(3)

NET LOSS	(24,083)	(30,820)	(104,141)	(16,658)
Net loss attributable to non-controlling interests	8,494	3,892	30,652	10,593
NET LOSS ATTRIBUTABLE TO COMPANY	(15,589)	(26,928)	(73,489)	(6,065)
Preferred stock dividends	(10,439)	(10,474)	(20,878)	(20,958)
Gain on repurchase of preferred stock	—	200	—	342
NET LOSS ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(26,028)	$(37,202)	$(94,367)	$(26,681)

Basic loss per common share	$(0.29)	$(0.41)	$(1.04)	$(0.29)
Diluted loss per common share	$(0.29)	$(0.41)	$(1.04)	$(0.29)
Weighted average shares outstanding-basic	90,989	91,193	91,053	91,254
Weighted average shares outstanding-diluted	90,989	91,193	91,053	91,254

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income	$90,775	$83,892	$78,789	$65,195	$57,540
Interest expense	71,731	66,029	61,989	48,406	42,404
Total net interest income	19,044	17,863	16,800	16,789	15,136
Total net loss from real estate	(13,106)	(16,369)	(6,807)	(7,788)	(7,755)
Total other (loss) income	(6,080)	(57,323)	40,685	(85,943)	(19,254)
Total general, administrative and operating expenses	23,599	24,341	17,813	16,987	18,965
(Loss) income from operations before income taxes	(23,741)	(80,170)	32,865	(93,929)	(30,838)
Income tax expense (benefit)	342	(111)	134	(56)	(18)
Net (loss) income	(24,083)	(80,059)	32,731	(93,873)	(30,820)
Net loss attributable to non-controlling interests	8,494	22,158	9,177	9,364	3,892
Net (loss) income attributable to Company	(15,589)	(57,901)	41,908	(84,509)	(26,928)
Preferred stock dividends	(10,439)	(10,439)	(10,443)	(10,435)	(10,474)
Gain on repurchase of preferred stock	—	—	—	125	200
Net (loss) income attributable to Company's common stockholders	(26,028)	(68,340)	31,465	(94,819)	(37,202)
Basic (loss) earnings per common share	$(0.29)	$(0.75)	$0.35	$(1.04)	$(0.41)
Diluted (loss) earnings per common share	$(0.29)	$(0.75)	$0.35	$(1.04)	$(0.41)
Weighted average shares outstanding - basic	90,989	91,117	90,683	90,984	91,193
Weighted average shares outstanding - diluted	90,989	91,117	91,189	90,984	91,193

Yield on average interest earning assets (1)	6.46%	6.38%	6.21%	6.03%	6.07%
Net interest spread (1)	1.33%	1.31%	1.02%	0.90%	0.48%
Undepreciated (loss) earnings (1)	$(22,330)	$(62,014)	$33,697	$(92,637)	$(35,022)
Undepreciated (loss) earnings per common share (1)	$(0.25)	$(0.68)	$0.37	$(1.02)	$(0.38)
Book value per common share	$9.69	$10.21	$11.31	$11.26	$12.44
Adjusted book value per common share (1)	$11.02	$11.51	$12.66	$12.93	$14.32

Dividends declared per common share	$0.20	$0.20	$0.20	$0.30	$0.30
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, undepreciated (loss) earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in gains on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	June 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$88,067	$2,708	$—	$90,775
GAAP interest expense	(67,434)	—	(4,297)	(71,731)
GAAP total net interest income (loss)	$20,633	$2,708	$(4,297)	$19,044

GAAP interest income	$88,067	$2,708	$—	$90,775
Adjusted for:
Consolidated SLST CDO interest expense	(6,752)	—	—	(6,752)
Adjusted interest income	$81,315	$2,708	$—	$84,023

GAAP interest expense	$(67,434)	$—	$(4,297)	$(71,731)
Adjusted for:
Consolidated SLST CDO interest expense	6,752	—	—	6,752
Net interest benefit of interest rate swaps	7,631	—	659	8,290
Adjusted interest expense	$(53,051)	$—	$(3,638)	$(56,689)

Adjusted net interest income (loss) (1)	$28,264	$2,708	$(3,638)	$27,334

	March 31, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$81,227	$2,665	$—	$83,892
GAAP interest expense	(61,740)	—	(4,289)	(66,029)
GAAP total net interest income (loss)	$19,487	$2,665	$(4,289)	$17,863

GAAP interest income	$81,227	$2,665	$—	$83,892
Adjusted for:
Consolidated SLST CDO interest expense	(5,801)	—	—	(5,801)
Adjusted interest income	$75,426	$2,665	$—	$78,091

GAAP interest expense	$(61,740)	$—	$(4,289)	$(66,029)
Adjusted for:
Consolidated SLST CDO interest expense	5,801	—	—	5,801
Net interest benefit of interest rate swaps	7,177	—	1,155	8,332
Adjusted interest expense	$(48,762)	$—	$(3,134)	$(51,896)

Adjusted net interest income (loss) (1)	$26,664	$2,665	$(3,134)	$26,195

	December 31, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$76,119	$2,670	$—	$78,789
GAAP interest expense	(57,489)	—	(4,500)	(61,989)
GAAP total net interest income (loss)	$18,630	$2,670	$(4,500)	$16,800

GAAP interest income	$76,119	$2,670	$—	$78,789
Adjusted for:
Consolidated SLST CDO interest expense	(6,268)	—	—	(6,268)
Adjusted interest income	$69,851	$2,670	$—	$72,521

GAAP interest expense	$(57,489)	$—	$(4,500)	$(61,989)
Adjusted for:
Consolidated SLST CDO interest expense	6,268	—	—	6,268
Net interest benefit of interest rate swaps	5,703	—	988	6,691
Adjusted interest expense	$(45,518)	$—	$(3,512)	$(49,030)

Adjusted net interest income (loss) (1)	$24,333	$2,670	$(3,512)	$23,491

	September 30, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$61,346	$3,849	$—	$65,195
GAAP interest expense	(44,101)	—	(4,305)	(48,406)
GAAP total net interest income (loss)	$17,245	$3,849	$(4,305)	$16,789

GAAP interest income	$61,346	$3,849	$—	$65,195
Adjusted for:
Consolidated SLST CDO interest expense	(5,957)	—	—	(5,957)
Adjusted interest income	$55,389	$3,849	$—	$59,238

GAAP interest expense	$(44,101)	$—	$(4,305)	$(48,406)
Adjusted for:
Consolidated SLST CDO interest expense	5,957	—	—	5,957
Net interest benefit of interest rate swaps	2,994	—	872	3,866
Adjusted interest expense	$(35,150)	$—	$(3,433)	$(38,583)

Adjusted net interest income (loss) (1)	$20,239	$3,849	$(3,433)	$20,655

	June 30, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$53,907	$3,618	$15	$57,540
GAAP interest expense	(38,542)	—	(3,862)	(42,404)
GAAP total net interest income (loss)	$15,365	$3,618	$(3,847)	$15,136

GAAP interest income	$53,907	$3,618	$15	$57,540
Adjusted for:
Consolidated SLST CDO interest expense	(5,966)	—	—	(5,966)
Adjusted interest income	$47,941	$3,618	$15	$51,574

GAAP interest expense	$(38,542)	$—	$(3,862)	$(42,404)
Adjusted for:
Consolidated SLST CDO interest expense	5,966	—	—	5,966
Net interest benefit of interest rate swaps	909	—	555	1,464
Adjusted interest expense	$(31,667)	$—	$(3,307)	$(34,974)

Adjusted net interest income (loss) (1)	$16,274	$3,618	$(3,292)	$16,600
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net (loss) income attributable to Company's common stockholders	$(26,028)	$(68,340)	$31,465	$(94,819)	$(37,202)
Add:
Depreciation expense on operating real estate	3,698	6,326	2,232	2,182	2,180
Undepreciated (loss) earnings	$(22,330)	$(62,014)	$33,697	$(92,637)	$(35,022)

Weighted average shares outstanding - basic	90,989	91,117	90,683	90,984	91,193
Undepreciated (loss) earnings per common share	$(0.25)	$(0.68)	$0.37	$(1.02)	$(0.38)

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Company's stockholders' equity	$1,431,910	$1,485,256	$1,579,612	$1,575,228	$1,690,712
Preferred stock liquidation preference	(554,110)	(554,110)	(554,110)	(554,110)	(555,699)
GAAP book value	877,800	931,146	1,025,502	1,021,118	1,135,013
Add:
Cumulative depreciation expense on real estate (1)	21,692	24,451	21,801	21,817	23,157
Cumulative amortization of lease intangibles related to real estate (1)	11,078	13,000	14,897	21,356	30,843
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	44,053	36,489	30,062	17,043	27,640
Adjustment of amortized cost liabilities to fair value	43,475	44,590	55,271	90,929	90,129
Adjusted book value	$998,098	$1,049,676	$1,147,533	$1,172,263	$1,306,782

Common shares outstanding	90,592	91,231	90,675	90,684	91,250
GAAP book value per common share (2)	$9.69	$10.21	$11.31	$11.26	$12.44
Adjusted book value per common share (3)	$11.02	$11.51	$12.66	$12.93	$14.32

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our condensed consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

In September 2022, the Company announced a repositioning of its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, as of June 30, 2024, the Company determined that certain joint venture equity investments meet the criteria to be classified as held for sale and the assets and liabilities of the respective Consolidated VIEs are reported in assets and liabilities of disposal group held for sale.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of June 30, 2024, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our condensed consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our condensed consolidated financial statements as of June 30, 2024 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$8,368
Real estate, net (1)	732,437
Assets of disposal group held for sale	373,538
Other assets	24,947
Total assets	$1,139,290

Mortgages payable on real estate, net	$592,919
Liabilities of disposal group held for sale	340,138
Other liabilities	15,730
Total liabilities	$948,787

Redeemable non-controlling interest in Consolidated VIEs	$23,088
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(44,053)
Non-controlling interest in Consolidated VIEs	6,662
Non-controlling interest in disposal group held for sale	2,966
Net equity investment (2)	$201,840

(1)Includes real estate held for sale in the amount of $59.9 million.
(2)The Company's net equity investment as of June 30, 2024 consists of $171.4 million of net equity investments in consolidated multi-family properties and $30.4 million of net equity investments in disposal group held for sale.